                   CONFIDENTIAL MATERIALS OMITTED AND FILED
                 SEPARATELY WITH THE SECURITIES AND EXCHANGE
                 COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.


                                                                    EXHIBIT 10.1

                          LOAN AND SECURITY AGREEMENT

     This LOAN AND SECURITY AGREEMENT is entered into as of September 26, 1997, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, Massachusetts 02181, doing business under the name "Silicon Valley East" ("Bank") and OPEN MARKET, INC., a Delaware corporation, with its chief executive offices located at 245 First Street, Cambridge, Massachusetts 02142 and FOLIO CORPORATION, a Utah corporation with its chief executive offices located at 5072 North Three Hundred West, Provo, Utah (jointly and severally, the "Borrower").


                                 RECITALS
                                 --------

     Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

                                 AGREEMENT
                                 ---------

     The parties agree as follows:

1.   DEFINITIONS AND CONSTRUCTION
     ----------------------------

     1.1  Definitions.  As used in this Agreement, the following terms shall
          -----------
          have the following definitions:

          "Accounts" means all presently existing and hereafter arising accounts, accounts receivable, drafts, royalties, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

          "Advance" or "Advances" means a loan advance or advances under the Committed Revolving Line.

          "Affiliate" means, with respect to any Person, any other Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and partners.

          "Borrower Agreement" means, collectively, a certain Borrower Agreement of even date between Borrower and Bank and a certain Export-Import Bank Loan and Security Agreement of even date between Borrower and Bank, each evidencing a separate pre-export working capital line of credit in the maximum principal amount of $5,000,000.00, to be advanced pursuant to the terms thereunder, and subject to the terms, covenants and conditions contained therein.

          "Bank Expenses" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, amendment, and administration of the Loan Documents; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents, (including fees and expenses of appeal or review, or those incurred in any Insolvency Proceeding) whether or not suit is brought, unless a final court of competent jurisdiction finds the Bank acted with gross negligence or willful misconduct.

          "Borrower's Books" means all of Borrower's books and records including, without limitation: records concerning Accounts, the Collateral, and all computer programs, or tape files containing such information.

          "Borrowing Base" means an amount equal to eighty percent (80.0%) of Eligible Accounts, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower.

          "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

          "Closing Date" means the date of this Agreement.

          "Code" means the Massachusetts Uniform Commercial Code.

          "Collateral" means the property described on Exhibit A attached
                                                       ---------
     hereto.

          "Committed Revolving Line" means a credit extension to Borrower by Bank hereunder of up to Ten Million Dollars ($10,000,000.00).

          "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to
     (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

          "Credit Extension" means each Advance, Letter of Credit, Exchange Contract or any other extension of credit by Bank for the benefit of Borrower (or either of them) hereunder, including, without limitation, advances under the Borrower Agreement.

          "Current Liabilities" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Credit Extensions made under this Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrower or any Subsidiary to a date more than one year from the date of determination, but excluding Subordinated Debt.

          "Eligible Accounts" means those Accounts of Borrower that arise in the ordinary course of Borrower's business that comply with all of Borrower's representations and warranties to Bank set forth in Section 5.4. Unless otherwise agreed to by Bank in writing, Eligible Accounts shall NOT include
                                                                     ---
     the following:

               (a) Accounts that the account debtor has failed to pay within one hundred and twenty (120) days of invoice date;

               (b) Accounts with respect to an account debtor, fifty percent (50%) or more of whose Accounts the account debtor has failed to pay within one hundred twenty (120) days of invoice date;

               (c) Accounts with respect to an account debtor, including Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of the aggregate dollar amount of all Accounts, only to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;

               (d) Accounts with respect to which the account debtor does not have its principal place of business in the United States, except for Eligible Foreign Accounts;

               (e) Accounts with respect to which the account debtor is a federal, state, or local governmental entity or any department, agency, or instrumentality thereof;

               (f) Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of any amounts owing to the account debtor (sometimes referred to as "contra" accounts, e.g. accounts payable, customer deposits, credit accounts etc.) against amounts owed to Borrower;

               (g) Accounts generated by demonstration or promotional goods, or with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

               (h) Accounts with respect to which the account debtor is an Affiliate, officer, or employee of Borrower; and

               (i) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its reasonable discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

               (j) Accounts the collection of which Bank reasonably determines after reasonable inquiry and consultation with Borrower to be doubtful.

          "Eligible Foreign Accounts" means Accounts with respect to which the account debtor does not have its principal place of business in the United States and that are: (1) covered by credit insurance in form and amount, and by an insurer reasonably satisfactory to Bank less the amount of any deductible(s) which may be owing thereon; or (2) supported by one or more letters of credit either advised or negotiated through Bank or in favor of Bank as beneficiary, in an amount and of a tenor, and issued by a financial institution, reasonably acceptable to Bank; or (3) that Bank reasonably approves on a case-by-case basis.

          "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

          "Exchange Contract" has the meaning set forth in Section 2.1.3.

          "GAAP" means generally accepted accounting principles defined by the controlling pronouncements of the Financial Accounting Standards Board as from time to time amended or supplemented.

          "Guarantor" means any present or future guarantor of the Obligations.

          "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments,
     (c) all capital lease obligations and (d) all Contingent Obligations.

          "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

          "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

          "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

          "Letter of Credit" means a letter of credit or similar undertaking issued by Bank pursuant to Section 2.1.2.

          "Letter of Credit Reserve" has the meaning set forth in Section 2.1.2.

          "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

          "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower in favor of Bank, and any other present or future agreement entered into between Borrower and/or for the benefit of Bank in connection with this Agreement, including, without limitation, the Borrower Agreement, all as amended, extended or restated from time to time.

          "Material Adverse Effect" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations under the Loan Documents.

          "Maturity Date" means one day prior to one year from the Anniversary Date.

          "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper.

          "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement executed in connection with or relating thereto, including, without limitation, the Borrower Agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

          "Payment Date" means the first calendar day of each month commencing on the first such day after the Closing Date and ending on the Maturity Date.

          "Permitted Indebtedness" means:

               (a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

               (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

               (c)   Subordinated Debt;

               (d) Indebtedness to trade creditors incurred in the ordinary course of business; and

               (e)   Indebtedness secured by Permitted Liens.

               (f) Indebtedness in connection with real estate leases for Folio Corporation's existing premises in Provo, Utah, and premises to be leased by Open Market, Inc. in Burlington, Massachusetts.

               (g) Other Indebtedness not exceeding One Million Dollars ($1,000,000.00) in the aggregate outstanding at any time; and

               (h) Extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) - (g) above, provided that the principal amount thereof is not increased or the
          --------
          terms thereof are not modified to impose more burdensome terms upon Borrower or Subsidiary, as the case may be.

          "Permitted Investment" means:

               (a) Investments existing on the Closing Date disclosed in the Schedule; and

               (b)   (i)   marketable direct obligations issued or
          unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank.

          "Permitted Liens" means the following:

               (a) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

               (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and as to which adequate reserves are maintained on Borrower's Books in accordance with GAAP, provided the
                                                                  --------
          same have no priority over any of Bank's security interests;

               (c) Liens (i) upon or in any Equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition of such Equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is
                                                    --------
          confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

               (d) Leases or subleases and licenses or sublicenses granted to others in the ordinary course of Borrower's business not interfering in any material respect with the business of Borrower and its Subsidiaries taken as a whole, and any interest or title of a lessor, licensor or under any lease or license provided that such leases, subleases, licenses and sublicenses do not prohibit the grant of the security interest granted hereunder; and

               (e) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided
                                            --------
          that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

          "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

          "Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

          "Quick Assets" means, as of any applicable date, the consolidated cash, cash equivalents, accounts receivable, marketable securities, and investments with maturities of fewer than 120 days of Borrower determined in accordance with GAAP. Quick Assets shall not include deferred income or revenue.

          "Responsible Officer" means each of the Chief Executive Officer, the President, the Chief Financial Officer and the Director of Finance of Borrower.

          "Schedule" means the schedule of exceptions attached hereto, if any.

          "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank).

          "Subsidiary" means with respect to any Person, corporation, partnership, company association, joint venture, or any other business entity of which more than fifty percent (50%) of the voting stock or other equity interests is owned or controlled, directly or indirectly, by such Person or one or more Affiliates of such Person.

          "Tangible Net Worth" means as of any applicable date, the consolidated total assets of Borrower and its Subsidiaries minus, without duplication,
                                                   -----
     (i) the sum of any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) all reserves not already deducted from assets, and (ii) Total Liabilities.
             ---

          "Total Liabilities" means as of any applicable date, any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all Indebtedness, but specifically excluding Subordinated Debt.

     1.2    Accounting and Other Terms.  All accounting terms not specifically
            --------------------------
defined herein shall be construed in accordance with GAAP and all calculations and determinations made hereunder shall be made in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. The terms "including"/ "includes" shall always be read as meaning "including (or includes) without limitation", when used herein or in any other Loan Document.

2.   LOAN AND TERMS OF PAYMENT
     -------------------------

     2.1    Credit Extensions.  Subject to and upon the terms and conditions of
            ------------------
this Agreement, Borrower promises to pay to the order of Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower hereunder. Borrower shall also pay interest on the unpaid principal amount of such Credit Extensions at the rates specified under the terms hereof.

     2.1.1  (a)    Subject to and upon the terms and conditions of this
Agreement, Bank agrees to make

Advances to Borrower in an aggregate outstanding amount not to exceed (i) the Committed Revolving Line or the Borrowing Base, whichever is less, minus (ii) the face amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) and minus (iii) the Foreign Exchange Reserve. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1 may be repaid and reborrowed at any time during the term of this Agreement.

            (b) Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Pacific time on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of EXHIBIT B hereto. Bank is authorized to make Advances under this Agreement,
---------
based upon instructions received from a Responsible Officer or a designee of a Responsible Officer (as designated in writing in accordance with the terms hereof), or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof (as designated in writing in accordance with the terms hereof), and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1 to Borrower's deposit account.

            (c) The Committed Revolving Line shall terminate on the Maturity Date, at which time all Advances under this Section 2.1 and other amounts due under this Agreement (except as otherwise expressly specified herein) shall be immediately due and payable.

     2.1.2  Letters of Credit.
            -----------------

            (a) Subject to the terms and conditions of this Agreement, Bank agrees to issue or cause to be issued Letters of Credit for the account of Borrower in an aggregate outstanding face amount not to exceed (i) the lesser of the Committed Revolving Line or the Borrowing Base, whichever is less, minus
(ii) the then outstanding principal balance of the Advances; provided that the
                                                             --------
face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) shall not in any case exceed U.S.$2,000,000.00. Each Letter of Credit shall have an expiry date no later than the Maturity Date. All Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of standard Application and Letter of Credit Agreement.

            (b) The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit, under all circumstances whatsoever. Borrower shall indemnify, defend, protect, and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any repayment obligation arising under any Letters of Credit.

            (c) Borrower may request that Bank issue a Letter of Credit payable in a currency other than United States Dollars. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrower of the equivalent of the amount thereof (plus cable charges) in United States currency at the then prevailing rate of exchange in San Francisco, California, for sales of that other currency for cable transfer to the country of which it is the currency.

            (d) Upon the issuance of any Letter of Credit payable in a currency other than United States Dollars, Bank shall create a reserve under the Committed Revolving Line for letters of credit against fluctuations in currency exchange rates, in an amount equal to ten percent (10%) of the face amount of such letter of credit. The amount of such reserve may be amended by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Committed Revolving Line shall be reduced by the amount of such reserve for so long as such letter of credit remains outstanding.

     2.1.3  Foreign Exchange Contract; Foreign Exchange Settlements.
            -------------------------------------------------------

            (a) Subject to the terms of this Agreement, Borrower may enter into foreign exchange contracts (the "Exchange Contracts") not to exceed an aggregate amount of U.S.$2,000,000.00 (the "Contract Limit"), pursuant to which Bank shall sell to, or purchase from, Borrower foreign currency on a spot or future basis. Borrower shall not request any Exchange Contracts at any time it is in breach of any of the provisions of this Agreement. All Exchange Contracts must provide for delivery of settlement on or before the Maturity Date. The amount available under the Committed Revolving Line at any time shall be reduced by the following amounts (the "Foreign Exchange Reserve") on any given day on which an amount hereunder is to be determined (the "Determination Date"): (i) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed on or more than two Business Days after the Determination Date, 10% of the gross amount of the Exchange Contracts; plus (ii) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed within two Business Days after the Determination Date, 100% of the gross amount of the Exchange Contracts.

            (b) Bank may, in its discretion, terminate the Exchange Contracts at any time (a) that an Event of Default occurs and is continuing, or (b) that there is no sufficient availability under the Committed Revolving Line and Borrower does not have available funds in its bank account to satisfy the Foreign Exchange Reserve. If Bank terminates the Exchange Contracts, and without limitation of any applicable indemnities, Borrower agrees to reimburse Bank for any and all reasonable fees, costs and expenses relating thereto or arising in connection therewith.

            (c) Borrower shall not permit the total gross amount of all Exchange Contracts on which delivery is to be effected and settlement allowed in any two business day period to be more than $20,000,000.00 (the "Settlement Limit") nor shall Borrower permit the total gross amount of all Exchange Contracts to which Borrower is a party, outstanding at any one time, to exceed the Contract Limit. Notwithstanding the above, however, the amount which may be settled in any two (2) business day period may be increased above the Settlement Limit up to, but in no event to exceed, the amount of the Contract Limit under either of the following circumstances:

                   (i) if there is sufficient availability under the Committed Revolving Line in the amount of the Foreign Exchange Reserve as of each Determination Date, provided that Bank in advance shall reserve the full amount of the Foreign Exchange Reserve against the Committed Revolving Line; or

                   (ii) if there is insufficient availability under the Committed Revolving Line, as to settlements within any two (2) business day period, provided that Bank, in its sole discretion, may: (A) verify good funds overseas prior to crediting Borrower's deposit account with Bank (in the case of Borrower's sale of foreign currency); or (B) debit Borrower's deposit account with Bank prior to delivering foreign currency overseas (in the case of Borrower's purchase of foreign currency).

            (d) In the case of Borrower's purchase of foreign currency, Borrower in advance shall instruct Bank upon settlement either to treat the settlement amount as an advance under the Committed Revolving Line, or to debit Borrower's account for the amount settled.

            (e) Borrower shall execute all standard form applications and agreements of Bank in connection with the Exchange Contracts and, without limiting any of the terms of such applications and agreements, Borrower will pay all standard fees and charges of Bank in connection with the Exchange Contracts.

            (f) Without limiting any of the other terms of this Agreement or any such standard form applications and agreement of Bank, Borrower agrees to indemnify Bank and hold it harmless, from and against any and all claims, debts, liabilities, demands, obligations, actions, costs and expenses (including, without limitation, attorneys' reasonable fees of counsel of Bank's choice), of every nature and description which it may sustain or incur, based upon, arising out of, or in any way relating to any of the Exchange Contracts or any transactions relating thereto or contemplated thereby.

     2.2    Overadvances.  If, at any time or for any reason, the amount of
            ------------
Obligations owed by Borrower to Bank pursuant to Section 2.1 of this Agreement is greater than the lesser of (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

     2.3    Interest Rates, Payments, and Calculations.
            ------------------------------------------

            (a)    Interest Rate.  Except as set forth in Section 2.3(b), any
                   -------------
Advances shall bear interest, on the average daily balance thereof, at a per annum rate equal to the Prime Rate.

            (b)    Default Rate. All Obligations shall bear interest, from and
                   ------------
after the occurrence of an Event of Default (until cured), at a rate equal to the lesser of (i) three (3) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default, and (ii) the maximum interest rate allowed by applicable law.

            (c)    Payments.  Interest hereunder shall be due and payable on
                   --------
each Payment Date. Borrower hereby authorizes Bank to debit any accounts with Bank, including, without limitation, Account Number 700772870 for payments of principal and interest due on the Obligations and any other amounts owing by Borrower to Bank. Bank will notify Borrower of all debits which Bank has made against Borrower's accounts. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

            (d)    Computation.  In the event the Prime Rate is changed from
                   -----------
time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

     2.4    Crediting Payments.  Prior to the occurrence of an Event of Default,
            ------------------
Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment, whether directed to Borrower's deposit account with Bank or to the Obligations or otherwise, shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment in respect of the Obligations unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 3:00 p.m. Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

     2.5    Fees.  Borrower shall pay to Bank the following:
            ----

            (a)    Facility Fee.  As compensation for the Bank's maintenance of
                   ------------
     sufficient funds available for such purpose, the Bank shall have earned a Committed Revolving Line Facility Fee (so referred to herein), which fee shall be paid quarterly, on a calendar year basis, in arrears, in an amount equal to a quarter of One percent (0.25%) of the average unused portion of the Committed Revolving Line, as determined by the Bank. The Borrower shall not be entitled to any credit, rebate or repayment of any Committed Revolving Line Facility Fee previously earned by the Bank pursuant to this Section notwithstanding any termination of the within Agreement, or suspension or termination of the Bank's obligation to make loans and advances hereunder.

          Notwithstanding the foregoing, the Facility Fee shall be waived for every quarter in which the

     Borrower maintains average aggregate outstanding Credit Extensions under the Committed Revolving Line of Credit of $1,500,000.00 or more.

            (b)    Financial Examination and Appraisal Fees.  Bank's customary
                   ----------------------------------------
     fees and out-of-pocket expenses for Bank's audits of Borrower's Accounts, and for each appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by Bank or its agents;

            (c)    Bank Expenses. Upon demand from Bank, including, without
                   -------------
     limitation, upon the date hereof, all Bank Expenses incurred through the date hereof, including reasonable attorneys' fees and, after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

     2.6    Additional Costs.  In case any change in any law, regulation, treaty
            ----------------
or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law), in each case after the date of this Agreement:

            (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

            (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

            (c) imposes upon Bank any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

     2.7    Term.  Except as otherwise set forth herein, this Agreement shall
            ----
become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for a term ending on the Maturity Date. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination of this Agreement, Bank's lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

     2.8    Borrower Liability.  Either Borrower may, acting singly, request
            ------------------
Credit Extensions hereunder. Each Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Credit Extensions hereunder. Each Borrower hereunder shall be obligated to repay all Credit Extensions made hereunder, regardless of which Borrower actually receives the benefit of said Credit Extension, as if each Borrower hereunder directly received all Credit Extensions. Each Borrower acknowledges
                            ---
that, to the extent the other Borrower has or may have certain rights of subrogation or reimbursement against the other for claims arising out of this Agreement, that those rights are hereby waived.

     2.9    Subrogation and Similar Rights.  Notwithstanding any other provision
            ------------------------------
of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating the Borrower to the rights of Lender under the Loan Documents) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by the Borrower with respect to the obligations in connection with the Loan Documents or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by the Borrower with respect to the Obligations in connection with the Loan documents or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shal hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

3.  CONDITIONS OF LOANS
    -------------------

     3.1    Conditions Precedent to Initial Credit Extension.  The obligation of
            ------------------------------------------------
Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

            (a)    this Agreement executed by the Borrower;


            (b)    Export-Import Bank Loan and Security Agreement by Borrower;


            (c)    the Borrower Agreement executed by the Borrower;


            (d) a certificate of the Secretary of Borrower with respect to articles, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement;


            (e)    an opinion of Borrower's counsel;


            (f)    financing statements (Forms UCC-1) for the Borrower;


            (g)    insurance certificates for Borrower;


            (h) payment of the Facility Fee and Bank Expenses then due specified in Section 2.5 hereof;

            (i)    Certificates of Good Standing and Foreign Qualification;


            (j) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.


     3.2  Conditions Precedent to all Credit Extensions.  The obligation of Bank
          ---------------------------------------------
to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

            (a) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1; and

            (b) Except as otherwise disclosed to the Bank, the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Credit Extension. The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2(b).


4.   CREATION OF SECURITY INTEREST (THIS IS NOT AN ALL ASSETS SECURITY INTEREST)
     -----------------------------

     4.1    Grant of Security Interest.  Borrower, as their interests may
            --------------------------
appear, hereby grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral, in order to secure prompt payment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof. Notwithstanding termination of this Agreement, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

     4.2    Delivery of Additional Documentation Required.  Borrower shall from
            ---------------------------------------------
time to time execute and deliver to Bank, at the reasonable request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

     4.3    Right to Inspect.  Bank (through any of its officers, employees, or
            ----------------
agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, without causing any disruption of Borrower's operations (prior to an Event of Default) to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.


5.   REPRESENTATIONS AND WARRANTIES
     ------------------------------

     Borrower represents and warrants as follows:

     5.1  Due Organization and Qualification.  Borrower and each Subsidiary is a
          ----------------------------------
corporation duly existing and in corporate good standing under the laws of its state or country of incorporation and qualified and licensed to do business in, and is in good corporate standing in, any state or country in which the conduct of its business or its ownership of property requires that it be so qualified.

     5.2  Due Authorization; No Conflict.  The execution, delivery, and
          ------------------------------
performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles/Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect.

     5.3  No Prior Encumbrances.  Borrower has good and indefeasible title to
          ---------------------
the Collateral, free and clear of Liens, except for Permitted Liens.

     5.4  Bona Fide Eligible Accounts.  The Eligible Accounts are bona fide
          ---------------------------
existing obligations. The service or property giving rise to such Eligible Accounts has been performed or in the case of services is obligated to be performed, or delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor. Neither Borrower has received notice of actual or imminent Insolvency Proceeding of any account debtor whose accounts are included in any Borrowing Base Certificate as an Eligible Account.

     5.5  Name; Location of Chief Executive Office.  Borrower has not done
          ----------------------------------------
business and will not without at least thirty (30) days prior written notice to Bank do business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

     5.6  Litigation.  There are no actions or proceedings pending, or, to
          ----------
Borrower's knowledge, threatened
by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect.

     5.7  No Material Adverse Change in Financial Statements.  All consolidated
          --------------------------------------------------
financial statements related to Borrower and any Subsidiary that have been delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank on or about the Closing Date.

     5.8  Solvency.  The fair saleable value of Borrower's assets (including
          --------
goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions contemplated by this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

     5.9  Regulatory Compliance.  Borrower and each Subsidiary has met the
          ---------------------
minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act, the failure to comply with which will not result in a Material Adverse Effect. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

     5.10  Environmental Condition.  None of Borrower's or any Subsidiary's
           -----------------------
properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the release, or other disposition of hazardous waste or hazardous substances into the environment.

     5.11  Taxes.  Borrower and each Subsidiary has filed or caused to be filed
           -----
all tax returns required to be filed on a timely basis, and has paid, or has made adequate provision for the payment of, all taxes reflected therein, except those being contested in good faith by proper proceedings with adequate reserves under GAAP.

     5.12  Subsidiaries.  Borrower does not own any stock, partnership interest
           ------------
or other equity securities of any Person, except for Permitted Investments.

     5.13  Government Consents.  Borrower and each Subsidiary has obtained all
           -------------------
consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted.

     5.14  Full Disclosure.  No representation, warranty or other statement made
           ---------------
by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary, in light of the circumstances, in order to make the statements contained in such certificates or statements not misleading.

6.   AFFIRMATIVE COVENANTS
     ---------------------

     Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, Borrowe, and each of them, shall do all of the following:

     6.1    Good Standing.  Borrower shall maintain its and each of its
            -------------
Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

     6.2    Government Compliance.  Borrower shall meet, and shall cause each
            ---------------------
Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which would reasonably likely have a Material Adverse Effect.

     6.3    Financial Statements, Reports, Certificates.  Borrower shall deliver
            -------------------------------------------
to Bank: (a) as soon as available, but in any event within thirty (30) days after the end of each quarter, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, in a form reasonably acceptable to Bank and certified by a Responsible Officer;
(b) as soon as available, but in any event within ninety (90) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably accepted to the Bank (Arthur Andersen shall be deemed to be acceptable to the Bank); (c) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could be reasonably likely to result in a Material Adverse Effect; and (d) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

     Within thirty (30) days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of EXHIBIT C hereto, together with aged listings of
                          ---------
Accounts.

     Within thirty (30) days after the last day of each month, Borrower shall deliver to Bank a Compliance Certificate signed by a Responsible Officer in substantially the form of EXHIBIT D hereto.
                          ---------

     Bank shall have a right from time to time hereafter to audit Borrower's Accounts at Borrower's expense, provided that such audits will be conducted no more often than every six (6) months unless an Event of Default has occurred and is continuing.

     6.4  Taxes.  Borrower shall make, and shall cause each Subsidiary to make,
          -----
due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is (i) contested in good faith by appropriate proceedings , (ii) is reserved against (to the extent required by GAAP) by Borrower and (iii) no lien other than a Permitted Lien results.

                   CONFIDENTIAL MATERIALS OMITTED AND FILED
                 SEPARATELY WITH THE SECURITIES AND EXCHANGE
                 COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

     6.5    Insurance.
            ---------

            (a) Borrower, at its expense, shall keep its assets insured, as appropriate, against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of its assets in amounts and of a type that are customary to businesses similar to Borrower's.

            (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as are reasonably satisfactory to Bank. At Bank's request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor.

     6.6    Principal Depository.  Borrower shall maintain a principal operating
            --------------------
account with Bank.

     6.7    Quick Ratio.  Borrower shall maintain, as of the last day of each
            -----------
calendar quarter, a ratio of Quick Assets to Current Liabilities of at least *** to ***.

     6.8    Tangible Net Worth.  Borrower shall maintain, as of the last day of
            ------------------
each calendar quarter, a Tangible Net Worth of not less than the amounts listed below:

            September 30, 1997         $*************
            December 31, 1997          $*************
            March 31, 1998             $*************
            June 30, 1998              $*************
            September 30, 1998         $*************


     6.9    Further Assurances.  At any time and from time to time Borrower
            ------------------
shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

7.   NEGATIVE COVENANTS
     ------------------


     Each Borrower covenants and agrees that, so long as any Credit Extension hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Advances, neither Borrower will do any of the following:

     7.1    Dispositions.  Convey, sell, lease, transfer or otherwise dispose of
            ------------
(collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Transfers: (i) of inventory or equipment in the ordinary course of business, (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iii) that constitute payment of normal and usual operating expenses in the ordinary course of business; (iv) of worn-out or obsolete equipment, (v) the sale of the Borrower's premises located at 5072 North Three Hundred West, Provo, Utah 84604; or (vi) dispositions of assets in arms length transactions, which assets have a value in the aggregate of up to $500,000.00, as reasonably reflected in the Borrower's books and records, which dispositions shall not result in a Material Adverse Effect, or Event of Default.

     7.2    Changes in Business, or Management, Business Locations.  Engage in
            ------------------------------------------------------
any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto), or if any two of the following current officers cease to hold their current position:
Chairman, President or Chief Financial Officer, and replacements reasonably satisfactory to Bank are not made in within thirty (30) days. Borrower will not, without at least thirty (30) days prior written notification to Bank, relocate its chief executive office or add any new offices or business locations.

The Borrower has advised the Bank of its relocation to One Wayside Drive, in Burlington, Massachusetts, which will be effective on or about February, 1998.

     7.3    Mergers or Acquisitions.  Merge or consolidate, or permit any of its
            -----------------------
Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person. Notwithstanding the foregoing, the Borrower may acquire the assets or stock of or merge with, another corporation, provided (a) the Borrower is the surviving legal entity, and (b) such transaction will not result in the failure of the Borrower to comply with the other terms and conditions of this Agreement.

     7.4    Indebtedness.  Create, incur, assume or be or remain liable with
            ------------
respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

     7.5    Encumbrances.  Create, incur, assume or suffer to exist any Lien
            ------------
with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

     7.6    Distributions.  Pay any dividends or make any other distribution or
            -------------
payment on account of or in redemption, retirement or purchase of any capital stock.

     7.7    Transactions with Affiliates.  Directly or indirectly enter into or
            ----------------------------
permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

     7.8    Subordinated Debt.  Make any payment in respect of any Subordinated
            -----------------
Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

     7.9    Compliance.  Become an "investment company" or a company controlled
            ----------
by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose; fail to meet the minimum funding requirements of ERISA; permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, which violation would be reasonably likely to result in a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral; or permit any of its Subsidiaries to do any of the foregoing.

8.   EVENTS OF DEFAULT
     -----------------

     Any one or more of the following events shall constitute an Event of Default by either Borrower under this Agreement:

     8.1    Payment Default.  If Borrower fails to pay, when due, any of the
            ---------------
Obligations.

     8.2    Covenant Default.
            ----------------

            (a) If Borrower fails to perform any obligation under Sections 6.3, 6.6, 6.7, or 6.8, or violates any of the covenants contained in Article 7 of this Agreement, or


            (b) If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Advances will be required to be made during such cure period);

     8.3  Material Adverse Change. If there (i) occurs a Material Adverse
          -----------------------
Effect, or (ii) is a material impairment of the value or priority of Bank's security interests in the Collateral;

     8.4    Attachment.  If any material portion of Borrower's assets is
           ----------
attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) Business Days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Advances will be required to be made during such cure period);

     8.5    Insolvency.  If Borrower becomes insolvent, or if an Insolvency
            ----------
Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within 60 Business Days (provided that no Advances will be made prior to the dismissal of such Insolvency Proceeding);

     8.6    Other Agreements.  If there is a default in any agreement to which
            ----------------
Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Five Hundred Thousand Dollars ($500,000.00) or that would reasonably likely to result in a Material Adverse Effect;

     8.7    Subordinated Debt.  If Borrower makes any payment on account of
            -----------------
Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

     8.8    Judgments.  If a judgment or judgments for the payment of money
            ---------
in an amount, individually or in the aggregate, of at least Five Hundred Thousand Dollars ($500,000.00) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment); or

     8.9    Misrepresentations.  If any material misrepresentation or material
            ------------------
misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate or writing delivered to Bank by Borrower or any Person acting on Borrower's behalf pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

     8.10   Guaranty.  Any guaranty of all or a portion of the Obligations
            --------
ceases for any reason to be in full force and effect, or any Guarantor fails to perform any obligation under any guaranty of all or a portion of the Obligations, or any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth in any guaranty of all or a portion of the Obligations or in any certificate delivered to Bank in connection with such guaranty, or any of the circumstances described in Sections 8.4, 8.5 or 8.8 occur with respect to any Guarantor.

9.  BANK'S RIGHTS AND REMEDIES
    --------------------------

     9.1    Rights and Remedies.  Upon the occurrence and during the continuance
            -------------------
of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

            (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5, all Obligations shall become immediately due and payable without any action by Bank);

            (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

            (c) Demand that Borrower (i) deposit cash, or adequately secure same in a manner satisfactory to Bank, with Bank in an amount equal to the amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letters of Credit fees scheduled to be paid or payable over the remaining term of the Letters of Credit;

            (d) Liquidate any Exchange Contracts not yet settled and demand that Borrower immediately deposit cash with Bank in an amount sufficient to cover any losses incurred by Bank due to liquidation of the Exchange Contracts at the then prevailing market price;

            (e) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

            (f) Without notice to or demand upon Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's premises, Borrower hereby grants Bank a license to enter such premises and to occupy the same, without charge in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

            (g) Without notice to Borrower set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

            (h) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right, solely pursuant to the provisions of this
     Section 9.1, to use, without charge, Borrower's labels, rights of use of any name, trade names, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

            (i) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable, and apply the proceeds thereof to the Obligations in whatever manner or order it deems appropriate;

            (j) Bank may credit bid and purchase at any public sale, or at any private sale as permitted by law; and

            (k) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

     9.2    Power of Attorney.  Effective only upon the occurrence and during
            -----------------
the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; and (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

     9.3    Accounts Collection.  Upon the occurrence and during the continuance
            -------------------
of an Event of Default, Bank may notify any account debtor owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and if requested or required by Bank, immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

     9.4    Bank Expenses.  If Borrower fails to pay any amounts or furnish any
            -------------
required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves under the Committed Revolving Line as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

     9.5    Bank's Liability for Collateral.  So long as Bank complies with
            -------------------------------
reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

     9.6    Remedies Cumulative.  Bank's rights and remedies under this
            -------------------
Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not expressly set forth herein as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

     9.7    Demand; Protest.  Except as otherwise set forth herein, Borrower
            ---------------
waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

10.  NOTICES
     -------

     Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:



             If to Borrower:    Open Market, Inc.
                                245 First Street
                                Cambridge, Massachusetts 02142
                                Attn: Ms. Regina Sommer, Chief Financial Officer
                                FAX: (617) 949-7136

                                Folio Corporation
                                5072 North 300 West
                                Provo, Utah 84604
                                Attn: Mr. David McGinn, Treasurer

             With a copy to:    Open Market, Inc.

                                245 First Street
                                Cambridge, Massachusetts 02142
                                Attention: Legal Counsel
                                FAX: (617) 949-7147

             If to Bank:        Silicon Valley East
                                Wellesley Office Park
                                40 William Street - Suite 350
                                Wellesley, Massachusetts 02181
                                Attn: Ms. Pamela J. Aldsworth, Vice President
                                FAX: (617) 431-9906

             With a copy to:    Riemer & Braunstein
                                Three Center Plaza
                                Boston, Massachusetts 02108
                                Attention: David A. Ephraim, Esquire
                                FAX: (617) 723-6831

     The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

11.  CHOICE OF LAW AND VENUE; JURY WAIVER
     ------------------------------------

     The law of the Commonwealth of Massachusetts shall apply to this Agreement. BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND, AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON BANK CANNOT AVAIL ITSELF OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, BORROWER ACCEPTS JURISDICTION OF THE COURTS AND VENUE IN SANTA CLARA COUNTY, MASSACHUSETTS.

     BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.


12.  GENERAL PROVISIONS
     ------------------

     12.1   Successors and Assigns.  This Agreement shall bind and inure to the
            ----------------------
benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder
         --------  -------
may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

     12.2   Indemnification.  Borrower shall indemnify, defend, protect and hold
            ---------------
harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by the LOAN DOCUMENTS; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under the LOAN DOCUMENTS, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

     12.3   Time of Essence.  Time is of the essence for the performance of all
            ---------------
obligations set forth in this Agreement.

     12.4   Severability of Provisions.  Each provision of this Agreement shall
            --------------------------
be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

     12.5   Amendments in Writing, Integration.  This Agreement cannot be
            ----------------------------------
amended or terminated except by a writing signed by Borrower and Bank. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

     12.6   Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

     12.7   Survival.  All covenants, representations and warranties made in
            --------
this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run; provided that so long as the obligations referred to in the first sentence of this Section 12.7 have been satisfied, and Bank has no commitment to make any Credit Extensions or to make any other loans to Borrower, Bank shall release all security interests granted hereunder and redeliver all Collateral held by it in accordance with applicable law.

     12.8   Countersignature.  This Agreement shall become effective only when
           ----------------
it shall have been executed by Borrower and Bank (provided, however, in no event shall this Agreement become effective until signed by an officer of Bank in California).

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.



                                    OPEN MARKET, INC.

                                    By:    /s/ Regina O. Sommer
                                           _____________________________

                                    Title: Senior Vice President &
                                           Chief Financial Officer
                                           _____________________________


                                    FOLIO CORPORATION

                                    By:    /s/ David B. McGinn
                                           _____________________________

                                    Title: Vice President Finance &
                                           Treasurer
                                           _____________________________

                                    By:
                                           _____________________________

                                    Title:
                                           _____________________________


                                    SILICON VALLEY BANK, d/b/a SILICON VALLEY
                                    EAST

                                    By:    /s/ Pamela Aldsworth
                                           _____________________________

                                    Name:  Pamela Aldsworth
                                           _____________________________

                                    Title: Vice President
                                           _____________________________

                                    SILICON VALLEY BANK

                                    By:    /s/ Amy B. Young
                                           _____________________________

                                    Name:  Amy B. Young
                                           _____________________________


                                    Title: Vice President
                                           _____________________________

                                     (Signed in Santa Clara County, California)

                                   EXHIBIT A
                                   ---------

                (THIS IS NOT AN ALL ASSETS SECURITY AGREEMENT)

     The Collateral shall consist of all right, title and interest of Borrower in and to the following:

            (a) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

            (b) All proceeds, documents, cash, deposit accounts, securities, investment property, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing.

                                   EXHIBIT B
                                   ---------

                       LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM
                       DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.


TO:  CENTRAL CLIENT SERVICE DIVISION          DATE: _______________________

FAX#: (408) ________________________          TIME: _______________________

FROM: _____________________________________________________________________

      BORROWER'S NAME


FROM: _____________________________________________________________________

      AUTHORIZED SIGNER'S NAME


___________________________________________________________________________

      AUTHORIZED SIGNATURE


PHONE: ____________________________________________________________________


FROM:             ACCOUNT           # ______________________________ TO

ACCOUNT#_________________________________



     REQUESTED TRANSACTION TYPE             REQUEST DOLLAR AMOUNT
     --------------------------             ---------------------

     PRINCIPAL INCREASE (ADVANCE)           $
     PRINCIPAL PAYMENT (ONLY)               $
     INTEREST PAYMENT (ONLY)                $
     PRINCIPAL AND INTEREST (PAYMENT)       $


     OTHER INSTRUCTIONS:

     All representations and warranties of Borrower stated in the Loan and Security Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Advance Request; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.



                                BANK USE ONLY:
                              TELEPHONE REQUEST:
                              -----------------

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

__________________________
Authorized Requester

                    ___________________________________
                    Authorized Signature (Bank)

                    Phone # ___________________________

                                   EXHIBIT C


     BORROWING BASE CERTIFICATE


Borrower: Open Market, Inc./Folio Coporation      Bank:  Silicon Valley Bank

Commitment Amount:  $10,000,000.00


ACCOUNTS RECEIVABLE

     1.   Accounts Receivable Book Value as of ________                    $ ______________________
     2.   Additions (please explain on reverse)                            $ ______________________
     3.   TOTAL ACCOUNTS RECEIVABLE                                        $ ______________________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)

     4.   Amounts over 120 days due                                        $ ______________________
     5.   Balance of 50% over 90 day accounts                              $ ______________________
     6.   Concentration Limits                                             $ ______________________
     7.   Ineligible Foreign Accounts                                      $ ______________________
     8.   Governmental Accounts                                            $ ______________________
     9.   Contra Accounts                                                  $ ______________________
     10.  Promotion or Demo Accounts                                       $ ______________________
     11.  Intercompany/Employee Accounts                                   $ ______________________
     12.  Other (please explain on reverse)                                $ ______________________
     13.  TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                             $ ______________________
     14.  Eligible Accounts (#3 minus #13)                                 $ ______________________
     15.  LOAN VALUE OF ACCOUNTS (____% of #14)                            $ ______________________

BALANCES

     16.  Maximum Loan Amount                                              $ ______________________
     17.  Total Funds Available Lesser of #16 or (#13 plus #15)]           $ ______________________
     18.  Present balance owing on Line of Credit                          $ ______________________
     19.  Outstanding under Sublimits ( )                                  $ ______________________
     20.  RESERVE POSITION (#17 minus #18 and #19)                         $ ______________________


The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

                                             --------------------------------
COMMENTS:                                            BANK USE ONLY

                                             RECEIVED BY:____________________
                                             DATE:________________
                                             REVIEWED BY:____________________
___________________________                  COMPLIANCE STATUS:  YES / NO
                                             --------------------------------

By: _______________________

     Authorized Signer

                   CONFIDENTIAL MATERIALS OMITTED AND FILED
                 SEPARATELY WITH THE SECURITIES AND EXCHANGE
                 COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.




                                   EXHIBIT D
                            COMPLIANCE CERTIFICATE



TO:      SILICON VALLEY BANK

FROM:    OPEN MARKET, INC./FOLIO CORPORATION


     The undersigned authorized officer of OPEN MARKET, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in compliance for the period ending ______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer expressly acknowledges that no borrowings may be requested by the Borrower at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that such compliance is determined not just at the date this certificate is delivered.

                 PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING
                        YES/NO UNDER "COMPLIES" COLUMN.




     REPORTING COVENANT                  REQUIRED                         COMPLIES
     ------------------                  --------                         --------

     Quarterly financial statements      Quarterly within 30 days          Yes  No
     Annual (CPA Audited)                FYE within 90 days                Yes  No
     A/R Agings with B.B. + C.C.         Monthly within 30 days            Yes  No


     FINANCIAL COVENANT                  REQUIRED                   ACTUAL           COMPLIES
     ------------------                  --------                   ------           --------

     Maintain on a Quarterly Basis:
     Minimum Quick Ratio                 ***:***                    _____:1.0        Yes  No
     Minimum Tangible Net Worth          (See Loan Agreement)       $________        Yes  No


                                         --------------------------------
                                              BANK USE ONLY

                                         RECEIVED BY:____________________
                                         DATE:________________
                                         REVIEWED BY:____________________
                                         COMPLIANCE STATUS:  YES / NO
                                         --------------------------------

COMMENTS REGARDING EXCEPTIONS:

Sincerely,

                                Date:
----------------------------         --------------
Signature

----------------------------
Title

                    DISBURSEMENT REQUEST AND AUTHORIZATION


Borrower:  Open Market, Inc./Folio Corporation      Bank:  Silicon Valley Bank


LOAN TYPE. This is a Variable Rate, Revolving Line of Credit of a principal amount up to $10,000,000.00.

PRIMARY PURPOSE OF LOAN.  The primary purpose of this loan is for business.

SPECIFIC PURPOSE.  The specific purpose of this loan is: Working capital.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Bank's conditions for making the loan have been satisfied. Please disburse the loan proceeds as follows:

Revolving Line
--------------

     Amount paid to Borrower directly:             $         0.00

     Undisbursed Funds                             $10,000,000.00

     Principal                                     $10,000,000.00


AUTOMATIC PAYMENTS. Borrower hereby authorizes Bank automatically to deduct from Borrower's account numbered ______________ the amount of any loan payment. If the funds in the account are insufficient to cover any payment, Bank shall not be obligated to advance funds to cover the payment.

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO BANK THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO ADVERSE CHANGE IN BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN BORROWER'S MOST RECENT FINANCIAL STATEMENT TO BANK. THIS AUTHORIZATION IS DATED AS OF ____________________, 1997.

BORROWER: OPEN MARKET, INC.    FOLIO CORPORATION


__________________________     __________________________
Authorized Officer             Authorized Officer

                        AGREEMENT TO PROVIDE INSURANCE


BORROWER:  Open Market, Inc./Folio Corporation      BANK:  Silicon Valley Bank

     INSURANCE REQUIREMENTS. Open Market, Inc., and Folio Corporation ("Borrower") understands that insurance coverage is required in connection with the extending of a loan or the providing of other financial accommodations to Borrower by Bank. These requirements are set forth in the Loan Documents. The following minimum insurance coverages must be provided on the following described collateral (the "Collateral"):

     Collateral:        All Inventory, Equipment and Fixtures.
     Type:              All risks, including fire, theft and liability.
     Amount:            Full insurable value.
     Basis:             Replacement value.
     Endorsements:      Loss payable clause to Bank with stipulation that
                        coverage will not be cancelled or diminished without a minimum of twenty (20) days' prior written notice to Bank.

     INSURANCE COMPANY. Borrower may obtain insurance from any insurance company Borrower may choose that is reasonably acceptable to Bank. Borrower understands that credit may not be denied solely because insurance was not purchased through Bank.

     FAILURE TO PROVIDE INSURANCE. Borrower agrees to deliver to Bank, on or before closing, evidence of the required insurance as provided above, with an effective date of ____________________________, 1997, or earlier. Borrower acknowledges and agrees that if Borrower fails to provide any required insurance or fails to continue such insurance in force, Bank may do so at Borrower's expense as provided in the Loan and Security Agreement. The cost of such insurance, at the option of Bank, shall be payable on demand or shall be added to the indebtedness as provided in the security document. BORROWER ACKNOWLEDGES THAT IF BANK SO PURCHASES ANY SUCH INSURANCE, THE INSURANCE WILL PROVIDE LIMITED PROTECTION AGAINST PHYSICAL DAMAGE TO THE COLLATERAL, UP TO THE BALANCE OF THE LOAN; HOWEVER, BORROWER'S EQUITY IN THE COLLATERAL MAY NOT BE INSURED. IN ADDITION, THE INSURANCE MAY NOT PROVIDE ANY PUBLIC LIABILITY OR PROPERTY DAMAGE INDEMNIFICATION AND MAY NOT MEET THE REQUIREMENTS OF ANY FINANCIAL RESPONSIBILITY LAWS.

     AUTHORIZATION. For purposes of insurance coverage on the Collateral, Borrower authorizes Bank to provide to any person (including any insurance agent or company) all information Bank deems appropriate, whether regarding the Collateral, the loan or other financial accommodations, or both.

     BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS AGREEMENT TO PROVIDE INSURANCE AND AGREES TO ITS TERMS. THIS AGREEMENT IS
DATED _______________, 1997.


BORROWER:Open Market, Inc.          BORROWER:Folio Corporation

X______________________________     X______________________________
 Authorized Officer                  Authorized Officer

FOR BANK USE ONLY

                                    INSURANCE VERIFICATION

DATE:
PHONE:
AGENT'S NAME:
INSURANCE COMPANY:

POLICY NUMBER:
EFFECTIVE DATES:
COMMENTS: